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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               VIRATA CORPORATION

         Virata Corporation, a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The name of the Corporation is Virata Corporation and that the Corporation was originally incorporated on August 31, 1999, pursuant to the General Corporation Law, under the name Virata Corporation.

         SECOND: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:


                                    ARTICLE I
                               NAME OF CORPORATION

         The name of this corporation is Virata Corporation.

                                   ARTICLE II
                                REGISTERED OFFICE

         The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                   ARTICLE III
                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

         The total number of shares of stock which the corporation shall have authority to issue is Forty-Five Million (45,000,000), Forty Million (40,000,000) of which shall be designated shares of Common Stock, par value of one-tenth of one cent ($0.001) per share (the "Common Stock"), and Five Million (5,000,000) of which shall be designated shares of Preferred Stock, par value of one-tenth of one cent ($0.001) per share (the "Preferred Stock"). Effective immediately upon the filing of this Restated and Amended Certificate of Incorporation, every share of Common Stock outstanding prior to such effective date shall be deemed to be converted into and reconstituted as 0.1492537 shares of Common Stock.
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         Authority is hereby expressly granted to the Board of Directors from time to time to create one or more series of Preferred Stock and to issue Preferred Stock in series, and in connection with the designation of any such series, by resolution or resolutions providing for the issue of shares of such series, to determine and fix such voting powers, full or limited, or lack of voting powers, and such designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, all to the full extent now or hereafter permitted by law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, unless provided in the Certificate of Incorporation or in any designation creating any series.

                                    ARTICLE V
                          BOARD POWER REGARDING BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                                   ARTICLE VI
                   NUMBER OF DIRECTORS; ELECTION OF DIRECTORS

         The number of directors which will constitute the whole Board of Directors of the corporation shall be specified in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                   ARTICLE VII
                        LIMITATION OF DIRECTOR LIABILITY

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this
Article VIII at the time of such repeal or modification. In furtherance of this
Article VIII, the Board of Directors is authorized to enter into indemnification agreements with its directors or officers.
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                                  ARTICLE VIII
                                 CORPORATE POWER

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE IX
                       CREDITOR COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                      * * *

         THIRD: The foregoing Amended and Restated Certificate of Incorporation was duly adopted by this Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.

                  [Remainder of page intentionally left blank.]
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         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Incorporation on November 17, 1999.

                                /s/ Andrew M. Vought
                                --------------------------------
                                Andrew Vought
                                Chief Financial Officer, Vice President, Finance and Secretary